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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      October 2, 1997
                                                       ---------------


                                   ECOLAB INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                   1-9328                  41-0231510
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(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)           File Number)           Identification No.)



     Ecolab Center, 370 N. Wabasha, St. Paul, Minnesota        55102
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          (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, include area code:          612-293-2233
                                                           ------------


                                (Not applicable)
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          (Former name or former address, if changed from last report.)

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Item 5.   OTHER EVENTS.

     On October 2, 1997, Ecolab Inc. ("Ecolab") announced its intention to increase its offer price to A$8.75 per share or, subject to certain conditions to A$9.00, for all the outstanding shares of Gibson Chemical Industries Limited ("Gibson") not owned by Ecolab. Gibson, a manufacturer and marketer of cleaning and sanitizing products, is located in Melbourne, Victoria, Australia and its shares are traded on the Australian Stock Exchange. The offer is to be made by an Australian subsidiary of Ecolab. The subsidiary currently owns approximately 15.9% of the shares of Gibson which it previously acquired through on-market purchases from six of Gibson's major institutional shareholders at prices between A$7.10 and A$8.25 per share.

     Copies of the News Releases issued by Ecolab and by Ecolab's Australia subsidiary on October 2, 1997 are attached as Exhibit (99)A and Exhibit (99)B, respectively.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               (99)A.    Ecolab Inc. News Release dated October 2, 1997.

               (99)B. Ecolab Australia Pty Limited News Release dated October 2, 1997.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ECOLAB INC.



                                   By:/s/Kenneth A. Iverson
                                      -----------------------------------------
                                           Kenneth A. Iverson
                                           Vice President and Secretary


Date:      October 2, 1997

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                                  EXHIBIT INDEX


     EXHIBIT NO.    DESCRIPTION                   METHOD OF FILING
     -----------    -----------                   ----------------

       (99)A.       Ecolab Inc. News Release      Filed herewith electronically
                    dated October 2, 1997.

       (99)B.       Ecolab Australia Pty          Filed herewith electronically
                    Limited News Release
                    dated October 2, 1997.

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